UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2015

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 15, 2015, Net1 issued a press release which announced that the South African Social Security Agency (“SASSA”) has filed with the Constitutional Court of South Africa a progress report in respect of SASSA’s tender process. The report states, among other things, that the Chief Executive Officer of SASSA has accepted the recommendation of the Bid Adjudication Committee not to award the new tender and to permit the existing contract with Net1’s subsidiary, Cash Paymaster Services, to continue until the end of the contract. A copy of the press release is attached as Exhibit 99.1. A copy of SASSA’s filing with the Constitutional Court of South Africa is attached as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits

Exhibit
No.	Description

99.1	Press Release, dated October 15, 2015, issued by Net 1 UEPS Technologies, Inc.

99.2	SASSA filing with the Constitutional Court of South Africa dated October 15 2015

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: October 15, 2015	By:	/s/ Herman G. Kotzé
Mr. Herman G. Kotzé
Chief Financial Officer